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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 22, 2002


                          Allied Waste Industries, Inc.
               (Exact name of registrant as specified in charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


              0-19285                                     88-0228636

     (Commission File Number)                 (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
           Scottsdale, Arizona                              85260
(Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700

                                 Not Applicable
          (Former name or former address, if changed since last report)


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





Item 9.       Regulation FD Disclosure

On October 22, 2002, Allied Waste Industries, Inc. ("Allied" or "Company") issued the following press release.



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



Contact:  Michael Burnett
580-627-2785


                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------


            ALLIED WASTE ANNOUNCES ASSET SALES VALUED AT $70 MILLION

 --Net Proceeds to be Used in Repayment of Debt and for Strategic Acquisitions--
                  --Improved Debt Forecast Provided for 2002--


Scottsdale, AZ - October 22, 2002 - Allied Waste Industries, Inc. (NYSE: AW) today announced it completed the sale of certain non-integrated solid waste collection operations in Knoxville and Cleveland, Tennessee to Waste Connections, Inc. (NYSE: WCN) for approximately $50 million, net of tax.

Separately, Allied Waste reached agreement to sell certain non-integrated solid waste collection operations in Palatine, Illinois to Groot Industries, Inc. for approximately $20 million, net of tax. This transaction is expected to close in the next 30 days.

Additionally, Allied has acquired or intends to acquire four landfills and a transfer station for approximately $30 million in separate transactions expected to close by the end of the year. The acquisitions will further enhance Allied's market positions and its ability to internalize waste.

"These transactions illustrate our commitment to rationalizing our asset base by exiting uninternalized markets and redeploying the capital into markets in which we have a stronger, more highly integrated asset base," said Tom Van Weelden, Chairman and CEO of Allied Waste. "We continue to fund these strategic acquisitions with the proceeds from divestitures, consistent with our `self-funding' acquisition program whereby we have committed not to incur any additional debt for acquisitions."

"With a continued focus on deleveraging," said Mr. Van Weelden, "we will be slightly net cash positive with respect to acquisition and divestiture activity in 2002. Benefiting from a company wide focus on cash generation, we exceeded our year end goal of having debt below $9.0 billion a full quarter ahead of expectations. Considering these fourth quarter transactions, we now expect debt to be less than $8.950 billion at year end."

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States.


Safe Harbor for Forward-Looking Statements
------------------------------------------
Certain matters discussed in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the Company's future plans, objectives or goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation, (1) continuing weakness in the U.S. economy may cause a decline in the demand for the Company's services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by the Company, increased competitive pressure on pricing and generally make it more difficult for the Company to predict economic trends; (2) the Company may be impeded in the successful integration of acquired businesses and its market development efforts; (3) a change in interest rates or a reduction in the Company's cash flow could impair the Company's ability to service and reduce its debt obligations; (4) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges; (5) divestitures by the Company may not raise funds exceeding financing needed for acquisitions in 2002; and (6) severe weather conditions could impair the Company's operating results.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in Allied's Form 10-K for the year ended December 31, 2001. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the ate of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.




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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          ALLIED WASTE INDUSTRIES, INC.

                             By: /s/ THOMAS W. RYAN
       ------------------------------------------------------------------
                                 Thomas W. Ryan
              Executive Vice President and Chief Financial Officer
                          (Principal Financial Officer)




Date:  October 22, 2002